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                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated January 26, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders, which is incorporated by reference in Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 26, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                         /s/ PricewaterhouseCoopers LLP

                                         PricewaterhouseCoopers LLP
                                         Boston, Massachusetts
                                         November 23, 1999